UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 19, 2010
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-10.1
EX-10.2

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Performance Bonus Plan
At the Annual Meeting of Stockholders of Blue Nile, Inc. (the “Company”) held on May 19, 2010, the stockholders of the Company approved the Company’s Performance Bonus Plan (the “Bonus Plan”) for purposes of satisfying the requirements of deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors approved the Bonus Plan on February 9, 2010, subject to stockholder approval.
Overview of Bonus Plan Awards. The Bonus Plan provides cash bonus opportunities for our key employees, including our executive officers, that may be structured in a way so as to comply with Section 162(m)’s performance-based compensation exception. The first awards under the Bonus Plan will be earned based on performance in the Company’s 2010 fiscal year.
Determination of Awards. Under the Bonus Plan, participants are eligible to earn bonus payments based upon the attainment and certification of certain performance criteria established by the Compensation Committee. As determined by the Compensation Committee, the performance goals applicable to a bonus award may include one or more of the following measures: (a) growth in revenue; (b) growth in the market price of stock; (c) operating margin; (d) gross margin; (e) operating income; (f) pre-tax profit; (g) earnings before interest, taxes and depreciation; (h) earnings before interest, taxes, depreciation and amortization; (i) net income; (j) total stockholder return; (k) earnings per share; (l) return on stockholder equity; (m) return on net assets; (n) expenses; (o) return on capital; (p) economic value added; (q) market share; (r) operating cash flow or free cash flow (defined as operating cash flow minus capital expenditures); (s) cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization; (t) cash flow per share (operating cash flow or free cash flow); (u) customer satisfaction; (v) implementation or completion of projects or processes; (w) improvement in or attainment of working capital levels; (x) stockholders’ equity; (y) internal improvements; (z) business development metrics; (aa) culture, development, leadership and/or employee metrics; (bb) innovation; and/or (cc) other measures of performance selected by the Compensation Committee, in each case, to the degree such measure is used in a manner consistent with the requirements of Section 162(m).
The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period. The performance goals may relate to the Company, one or more of its divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies, indices, prior periods, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m), in establishing the performance goals, the Compensation Committee may provide that the attainment of the performance goals will be measured by appropriately adjusting the evaluation of performance goal performance as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to exclude the effects of stock based compensation and/or the payment of the bonuses under the Bonus Plan and/or any other bonus plans of the Company; (viii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ix) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (x) to exclude the dilutive effects of acquisitions or joint ventures; (xi) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xii) to exclude or include the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (xiii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiv) to reflect any partial or complete corporate liquidation. The performance goals, and the manner of calculating such goals, may differ from participant to participant.
Payment of Awards. Awards will generally be paid in cash. However, the Compensation Committee may decide that awards will be paid in shares of common stock that will be issued under the Company’s 2004 Equity Incentive Plan or any other compensatory stock plan that may be approved by the Company’s stockholders from time to time. Payment will be made as soon as is practicable following the determination and certification of performance achieved, but generally no later than two-and-one-half months after the end of the year in which the bonus was earned.
Maximum Award. The maximum award that may be earned under the Bonus Plan by a participant for a given performance period may be (but is not required to be) expressed as a percentage of the participant’s base salary, a specific dollar amount, or a specific number of shares of the Company’s common stock, as determined by the Compensation Committee in accordance with the Bonus Plan. In no event may the maximum award payable in cash, as to any participant for any performance period, exceed $3 million multiplied by the number of complete fiscal years contained within the performance period. In addition, in no event may the maximum award payable in shares under this Bonus Plan, as to any participant for any performance period, exceed 300,000 shares of the Company’s common stock multiplied by the number of complete fiscal years contained within the performance period.
The foregoing description of the Bonus Plan is a summary of the material terms of the Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Company’s Performance Bonus Plan. A copy of the Company’s Performance Bonus Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.
Executive Cash Bonus Plan for Fiscal Year 2010
On March 29, 2010, the Company’s Compensation Committee approved the Executive Cash Bonus Plan for Fiscal Year 2010 (the “2010 Plan”), subject to stockholder approval of the Company’s Performance Bonus Plan (the “Bonus Plan”). The 2010 Plan operates under, and is subject to the terms of the Bonus Plan, which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 19, 2010. The 2010 Plan is intended to increase stockholder value and the success of the Company by motivating 2010 Plan participants to achieve the Company’s objectives through the payment of awards when those objectives are achieved.
Eligibility. Each of our named executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2010 Plan, subject to their continued employment through the end of fiscal year 2010. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2010 Plan.
Determination of Award. Pursuant to the 2010 Plan, each participant is eligible to earn an incentive bonus calculated as a percentage of the participant’s actual base salary. The 2010 Plan requires that the Company achieve an initial minimum level of earnings before interest, and other income, taxes, depreciation and amortization, as adjusted on the terms set forth in the 2010 Plan (“Adjusted EBITDA). If the initial threshold Adjusted EBITDA target is not achieved, no payments shall be earned under the 2010 Plan. If this initial threshold is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant’s annual bonus target (the “Maximum Award”), up to a maximum of $3 million, subject to the reductions described below. The target bonus is calculated by multiplying the participant’s base salary earned during the fiscal year by a Compensation Committee approved target bonus percentage.
The Maximum Award for each participant is subject to reduction based on: (i) achievement against additional Adjusted EBITDA goals selected by the Compensation Committee (the “EBITDA Result”), (ii) achievement against additional Company financial goals selected by the Compensation Committee (the “Financial Result”), (iii) achievement against the individual performance goals selected by the Compensation Committee (the “Individual Result”), and (iv) any other factors selected by the Compensation Committee in its sole discretion.
Specifically, the actual bonus award shall be computed as follows:
1.	The product of (i) Maximum Award and (ii) EBITDA Result is the “EBITDA Performance Result.”
2.	The product of (i) 50% and (ii) the EBITDA Performance Result and (iii) the Financial Result is the “Financial Bonus.”
3.	The product of (i) 50% and (ii) the EBITDA Performance Result and (iii) the Individual Result is the “Individual Bonus.”
4.	The sum of (i) the Financial Bonus and (ii) the Individual Bonus, reduced by any other factors selected by the Compensation Committee in its sole discretion, is the actual bonus award.
Target Bonus Percentage. The target bonus percentage used to determine the target bonus and the Maximum Award for each of the named executive officers is as follows: Mark Vadon, Executive Chairman, 100%; Diane Irvine, Chief Executive Officer and President, 75%; Marc Stolzman, Chief Financial Officer, 44%; Dwight Gaston, Senior Vice President, 40%; and Sue Bell, Senior Vice President, 35%.
The foregoing description of the 2010 Plan is a summary of the material terms of the 2010 Plan, does not purport to be complete, and is qualified in its entirety by reference to the Executive Cash Bonus Plan for Fiscal Year 2010. A copy of the Executive Cash Bonus

Plan for Fiscal Year 2010 is attached to this Current Report on Form 8-K as Exhibit 10.2.
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At the Company’s Annual Meeting of Stockholders held on May 19, 2010, the stockholders: (1) elected three directors to serve until the 2013 Annual Meeting of Stockholders, (2) ratified the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011, and (3) approved the Performance Bonus Plan.
The table below shows the results of the stockholders’ voting:

			Votes Withheld/
	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Proposal 1:
Election of three directors for three-year terms expiring at the 2013 annual meeting of stockholders:

Diane Irvine	13,201,160	NA	38,129	482,274
Leslie Lane	13,201,118	NA	38,171	482,274
Ned Mansour	12,851,856	NA	387,433	482,274

Proposal 2:
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011	13,712,645	7,811	1,107	NA

Proposal 3:
Proposal of the Blue Nile Performance Bonus Plan to permit the payment of bonuses that qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.	13,161,250	76,175	1,864	482,274
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
10.1	Performance Bonus Plan
10.2	Executive Cash Bonus Plan for Fiscal Year 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Marc D. Stolzman
Marc D. Stolzman
Dated: May 25, 2010		Chief Financial Officer (Principal Accounting and Financial Officer)